Exhibit 99.1

THE REALREAL ANNOUNCES VISION 2025 FINANCIAL TARGETS AT INVESTOR DAY 2022

The Company is Targeting Gross Merchandise Value of $5+ Billion,

Total Revenue of $1.5+ Billion and Positive Adjusted EBITDA of $100+ Million in 2025

SAN FRANCISCO, March 22, 2022 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today announced its Vision 2025 financial targets and will host its Investor Day later today.

“We are pleased to host our Investor Day at our Phoenix Authentication Center and showcase many of our technology innovations across our operations, including authentication and dynamic pricing. We look forward to discussing in-depth our long-range financial targets, which we are referring to as Vision 2025,” said Julie Wainwright, founder and CEO of The RealReal.

Robert Julian, CFO at The RealReal stated, “As we previously committed, we are targeting positive Adjusted EBITDA for full year 2024, based on strong top-line growth, operational excellence and fixed-cost management. Our Vision 2025 for The RealReal is $5+ billion of Gross Merchandise Value (GMV), $1.5+ billion of Total Revenue and $100+ million of positive Adjusted EBITDA. We look forward to providing more details later today at our Investor Day event.”

The virtual portion of the Investor Day event will feature presentations from The RealReal executive team and a question-and-answer session.

Vision 2025 Long-Range Financial Targets for Full Year 2025

Based on market conditions as of March 22, 2022, we are providing long-term targets for GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

•	GMV of $5.0+ billion

•	Total Revenue of $1.5+ billion

•	Adjusted EBITDA of $100+ million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Live Webcast of Investor Day

Registration for the live webcast of the Investor Day management presentation and question-and-answer session is available at investorday.therealreal.com. The live webcast is scheduled to begin today at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) and will run approximately two hours and forty-five minutes. A replay of the webcast, along with the Investor Day management presentation materials, will be available at investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 25 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 19 retail locations, including our 16 shoppable stores, customers can sell, meet with our experts and receive free valuations.

Investor Relations Contact:

Caitlin Howe

Vice President, Investor Relations

IR@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including timeline to profitability, 2025 vision and long-range financial targets. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our authentication and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investor.therealreal.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures

This press release contains Adjusted EBITDA, which is a non-GAAP measure.

We do not, nor do we suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.